CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Money Market Reserves of our report dated October 13, 2017, relating to the financial statements and financial highlights, which appears in Vanguard Prime Money Market Fund and Vanguard Federal Money Market Fund's Annual Report on Form N-CSR for the year ended August 31, 2017. We also consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Admiral Funds of our report dated October 13, 2017, relating to the financial statements and financial highlights, which appears in Vanguard Treasury Money Market Fund’s (formerly known as Vanguard Admiral Treasury Money Market Fund) Annual Report on Form N-CSR for the year ended August 31, 2017. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 20, 2017